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Exhbit 5.1

[VENABLE LLP LETTERHEAD]

October 18, 2006

Douglas Emmett, Inc.
808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401

    Re:
    Registration Statement on Form S-11
    Registration No. 333-135082

Ladies and Gentlemen:

        We have served as Maryland counsel to Douglas Emmett, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law relating to the registration by the Company of up to 63,250,000 shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), to be issued by the Company in an underwritten initial public offering covered by the above referenced Registration Statement, and all amendments thereto (collectively, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

        In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

        1.     The Registration Statement and the related form of prospectus included therein, in the form in which it was filed with the Commission under the Securities Act;

        2.     The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

        3.     The Bylaws of the Company, certified as of a recent date by an officer of the Company;

        4.     Resolutions adopted by the Board of Directors of the Company (the "Resolutions"), relating to the registration, sale and issuance of the Shares, certified as of a recent date by an officer of the Company;

        5.     A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

        6.     A certificate executed by an officer of the Company, dated as of a recent date; and

        7.     Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

        In expressing the opinion set forth below, we have assumed the following:

        1.     Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

        2.     Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

        3.     Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and each such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

        4.     All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all

Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

        5.     The Shares will not be issued in violation of any restriction or limitation contained in Article VI of the Charter.

        Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

        1.     The Company is a corporation, duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

        2.     The issuance of the Shares has been duly authorized and, when and if delivered against payment therefor in accordance with the Registration Statement, the Resolutions and any other resolutions adopted by the Board relating thereto against payment of the consideration set forth therein, the Shares will be validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

        The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        This opinion is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ Venable LLP

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  Exhbit 5.1